UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2013

Date of Report (Date of earliest event reported)

African Copper Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-176119	90-0723747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ground Floor, Liesbeek House, River Park, Gloucester Road,

Mowbray, Cape Town 7700 South Africa

(Address of principal executive offices)

+27 (0)21 680 5207

Registrant’s telephone number, including area code

New York Tutor Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors (the "Board") of African Copper Corporation, formerly New York Tutor Company, a Nevada corporation (the "Company"), announce that pursuant to the information contained on Form 8-K filed by the issuer on April 16, 2013, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary African Copper Corporation, a Nevada corporation, to effect a name change from New York Tutor Company to African Copper Corporation (the “Name Change”). African Copper Corporation. was formed solely for the change of name.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

The Corporation submitted documentation with FINRA to effect the Name Change in the market. FINRA received the necessary documentation and announced the effective date for the Name Change as of May 7, 2013. The new trading symbol for the Company is "ACCS" and the new CUSIP number is 00830V107.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information .

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Press Release of African Copper Corporation dated May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

African Copper Corporation

DATE: May 7, 2013	By:	/s/ Andrew Stone
Andrew Stone
President/Director